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                                                                     Exhibit 4.8

                          FIFTH SUPPLEMENTAL INDENTURE

         FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 4, 2002, among Columbus McKinnon Corporation, a New York corporation, the Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, N.A., as trustee under the indenture referred to herein (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Original Indenture"), dated as of March 31, 1998 providing for the issuance of an aggregate principal amount of up to $300.0 million of 8 1/2% Senior Subordinated Notes due 2008 (the "Notes");

         WHEREAS, the Company, the Guarantors and the Trustee amended the Original Indenture by entering into a Supplemental Indenture dated as of March 31, 1998, a Second Supplemental Indenture dated as of February 12, 1999, a Third Supplemental Indenture dated as of March 1, 1999 and a Fourth Supplemental Indenture dated as of November 1, 1999 in order to add certain entities as guarantors and to reflect the merger or disposition of certain Guarantors (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the "Indenture"); and

         WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding; and

         WHEREAS, the Company, the Guarantors and the Trustee desire to amend the Indenture as set forth in Section 2 hereof; and

         WHEREAS, the Company has received consents to the amendments effected by this Fifth Supplemental Indenture from the Holders of at least a majority in principal amount of the Notes outstanding; and

         WHEREAS, this Fifth Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors; and

         WHEREAS, all conditions precedent provided for in the Indenture relating to this Fifth Supplemental Indenture have been complied with;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes as follows:

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         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AMENDMENT TO INDENTURE. Section 5.01 of the Indenture is amended and restated in its entirety to read as follows:

         "SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS

            (a) Neither the Company nor any Guarantor shall consolidate or merge with or into (whether or not the Company or such Guarantor is the surviving corporation), nor shall the Company sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) the Company or such Guarantor is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and under the Registration Rights Agreement; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the consolidated net worth of the Company immediately preceding the transaction and (b) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

            (b) No Guarantor shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless immediately after such transaction no Default or Event of Default exists."

         3. EFFECTIVENESS AND EFFECT.

            (a) This Fifth Supplemental Indenture shall take effect on the date hereof (the "Effective Date").

            (b) As of the Effective Date, the Indenture shall be modified and amended in accordance with the provisions of this Fifth Supplemental Indenture, and all the terms and



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conditions of the Indenture and this Fifth Supplemental Indenture shall be read together as though they constitute one instrument, except that, in the case of conflict, the provisions of this Fifth Supplemental Indenture will control. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Fifth Supplemental Indenture. The Indenture, as modified and amended by this Fifth Supplemental Indenture, is hereby ratified and confirmed in all respects and shall be binding upon all Holders.

         4. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Fifth Supplemental Indenture, the provisions of the TIA shall control. If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the TIA that may be modified or excluded, the provision of the TIA shall be deemed to (i) be applicable to the Indenture as so modified or (ii) be excluded by this Fifth Supplemental Indenture, as the case may be.

         5. SEVERABILITY. In the event any provision of this Fifth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6. SUCCESSORS. All covenants and agreements in this Fifth Supplemental Indenture of the Company, the Guarantors and the Trustee shall bind their successors and assigns, whether so expressed or not.

         7. NEW YORK LAW TO GOVERN. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York, as applied to contracts made and performed with in the State of New York, without regard to principles of conflicts of law.

         8. COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not explicitly provided herein.

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         IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                          COLUMBUS McKINNON CORPORATION

                          By: /s/ Robert L. Montgomery
                              -----------------------------
                          Name:  Robert L. Montgomery
                          Title: Executive Vice President

                          CRANE, ENGINEERING & SERVICE GROUP, INC.

                          By: /s/ Robert L. Montgomery
                              -----------------------------
                          Name:  Robert L. Montgomery
                          Title: Vice President

                          AUTOMATIC SYSTEMS, INC.

                          By: /s/ Robert L. Montgomery
                              -----------------------------
                          Name:  Robert L. Montgomery
                          Title: Treasurer

                          LICO STEEL, INC.

                          By: /s/ Robert L. Montgomery
                              -----------------------------
                          Name: Robert L. Montgomery
                          Title:   Treasurer

                          YALE INDUSTRIAL PRODUCTS, INC.

                          By: /s/ Robert L. Montgomery
                              -----------------------------
                          Name:  Robert L. Montgomery
                          Title: Vice President and Treasurer

                          STATE STREET BANK AND TRUST COMPANY, N.A., as Trustee

                          By: /s/ Jason G. Gregory
                              -----------------------------
                          Name:  Jason G. Gregory
                          Title: Assistant Vice President